Exhibit 10.13

Award #1

Participant Name:                Michael Shaw

Number of Units:                       65

Date of Grant:                                      April 10, 2007

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
LONG-TERM INCENTIVE PLAN
AWARD AGREEMENT

A.                                    Award Notice.  The Administrator is pleased to inform you that the Award designated above has been made to you pursuant to the terms of the Interface Security Systems Holdings, Inc. Long-Term Incentive Plan (the “Plan”).  By signing this Award agreement you agree to accept the Award and to be bound by the terms and conditions of the Plan governing the Award.  A copy of the Plan is attached hereto as Exhibit “A.”

B.                                    Incentive Units.  The number of “Incentive Units” awarded to you, is designated above under the Number of Units.

C.                                    Vesting of Benefits.  Except to the extent specified in the Plan, Incentive Units granted herein are subject to forfeiture in the event your employment terminates prior to the time a Disposition Event occurs.  If you experience a termination of employment prior to the time a Disposition Event occurs, you will immediately forfeit any Units and the corresponding right to your pro-rata share of any Incentive Bonus Pool.  Notwithstanding the foregoing, however, in the event that you are terminated by the Company (other than for Cause (as defined in the Plan)) or terminate for Good Reason (as defined in the Plan) within six months prior to a Disposition Event, but subsequent to such time as negotiations or discussions which ultimately lead to a Disposition Event have commenced, then you will be treated as a Participant entitled to the benefits set forth in the Plan, as if you continued to be an Employee on the date of the Disposition Event.  If you are employed by the Company or an Affiliate at the time a Disposition Event Occurs, you will be entitled to receive a benefit equal to the proportionate share of the Incentive Bonus Pool determined by the number of Incentive Units subject to this Award as a percentage of all outstanding Incentive Units subject to all Awards.

D.                                    Benefit Payment Date.  Payment of the value attributable to your Incentive Units will be paid in cash on the date the Disposition Event occurs.  The value of each Incentive Unit will be the value of the Incentive Bonus Pool divided by the total outstanding Incentive Units awarded under the Plan.  To the extent that any portion of the Investor Disposition Proceeds is contingent or is paid to the Investors as additional consideration after the closing date of the Disposition Event, any additional allocation to and distribution from the Incentive Bonus Pool will occur at the same time as the Investors receive any such additional Investor Disposition Proceeds; provided that any portion of the Investor Disposition Proceeds paid after the fifth anniversary of the closing date of the Disposition Event will not be added to the Incentive Bonus Pool or paid to you.  The allocation of amounts to the Incentive Bonus Pool is contingent on (1) the occurrence of a Disposition Event and (2) the receipt of Investor Disposition Proceeds in excess of the Performance Return Threshold set forth in the Plan.

E.                                    Other Terms.  The Number of Incentive Units and the Date of Grant applicable to your Award are specified above.

F.                                     General Provisions.

1.                                      Plan Provisions.  All terms, conditions and provisions of the Plan, as it may be amended from time to time, are fully incorporated in this Award agreement as if fully set forth herein.  The language of the Plan supersedes and controls over any conflicting provisions of this Award agreement.

2.                                      Amendment.  This Award agreement may be amended only by an express written agreement between the parties specifically referring to and reflecting an intent to amend this Award agreement.

3.                                      Tax and Legal.  You acknowledge that you are not relying upon Company or anyone representing Company for legal or tax advice, representations or warranties (and you acknowledge that none has been given) in connection with this Award agreement and the Plan benefits, rights, interests and obligations.  Company does not represent or warrant compliance with the requirements applicable to nonqualified deferred compensation under Section 409A of the Code and will have no liability to you or any other person if the Plan or this Award fails to satisfy the requirements of Section 409A of the Code.  You acknowledge your right to consult (at your personal expense) with personal legal and tax advisors for all aspects of the Plan and this Award agreement.  The Company or an Affiliate will have the right to deduct and withhold from the amounts paid pursuant to the Plan and this Award agreement or from compensation otherwise payable to you, such amounts as may be necessary to satisfy the Company’s withholding obligations to federal, state, local and foreign tax authorities.

4.                                      Binding Effect.  This Award agreement is binding on and (to the extent expressly permitted by the terms of this Award agreement and the Plan) will inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

5.                                      Defined Terms.  Except as provided herein, all capitalized terms used in this Award agreement have the same meaning and definition as set forth in the Plan.

[Beneficiary designation and signatures on following page]

G.                                   Designation of Beneficiary

The undersigned Participant hereby designates the following as my beneficiary to receive any amounts payable under the Plan after my death.

Name of Beneficiary (Please Print)	Relationship

Beneficiary’s Address:

City, State, Zip

If the Participant is married and designates a beneficiary other than the Participant’s spouse, the spouse must consent to the beneficiary designation by signing below or the beneficiary designation will be deemed to be the surviving spouse.

Name of Spouse (Please Print)	Spouse’s Signature

Date

H.                                   Acknowledgement.  I hereby acknowledge that I have examined and am familiar with the terms of the Plan, including the employment requirements, forfeiture, arbitration and Performance Return Threshold provisions thereof and that I agree to participate under the Plan subject to all terms conditions and restrictions set forth in the Plan and this Award Agreement, including the Designation of Beneficiary set forth in Section G hereof.

Michael Shaw	/s/ Michael Shaw
Participant’s Name (Please Print)	Participant’s Signature

Accepted by the Interface Security Systems Holdings, Inc. Long-Term Incentive Plan Administrator:

4/10/07	By:	/s/ Craig Jennings
Date

EXHIBIT “A” TO AWARD AGREEMENT
LONG-TERM INCENTIVE PLAN

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
LONG-TERM INCENTIVE PLAN

INTRODUCTION

The purpose of the Interface Security Systems Holdings, Inc. Long-Term Incentive Plan (the “Plan”) is to (a) motivate, retain and reward select management Employees of the Company for their continued service and (b) to provide incentives to Participants based on the long-term success and growth of the Company.

Therefore, should a Participant still be an employee of the Company at the time a Disposition Event occurs, the Company agrees that such Participant shall receive the benefits described below.

Notwithstanding the foregoing, however, in the event that the Participant is terminated by the Company (other than for Cause (as hereinafter defined)) or terminates for Good Reason within six months prior to a Disposition Event, but subsequent to such time as negotiations or discussions which ultimately lead to a Disposition Event have commenced, then such termination shall be deemed to entitle such former Employee to be treated as a Participant entitled to the benefits hereinafter set forth, as if such Participant continued to be an Employee on the date of the Disposition Event.

ARTICLE I.  ESTABLISHMENT OF PLAN

As of the Effective Date (as hereinafter defined), the Company hereby establishes a long- term incentive compensation plan known as the Interface Security Systems Holdings, Inc. Long- Term Incentive Plan, as set forth in this document.

ARTICLE II.  DEFINITIONS

As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

Section 2.1                                    Affiliate.  Any entity which controls, is controlled by or is under common control with the Company.

Section 2.2                                    Award.  The written agreement of the Company, substantially in the form attached as Exhibit “A” hereto, to pay additional compensation under the Plan to Participants in the form of a benefit equal to the proportionate share of the Incentive Bonus Pool determined by the number of Incentive Units subject to the Award as a percentage of all outstanding Incentive Units subject to all Awards.  Such additional compensation to be paid at the time and in the amounts determined in accordance with Article IV hereof.

Section 2.3                                    Board.  The Board of Directors of the Company.

Section 2.4            Cause.  With respect to any Participant: (a) if the Participant is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) in addition thereto with respect to all Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, or (iv) material violation of state or federal securities laws. The Committee or its delegate, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

Section 2.5                                    Code.  The Internal Revenue Code of 1986, as amended from time to time.

Section 2.6                                    Committee.  The Compensation Committee of the Board.

Section 2.7                                    Common Stock.  The Company’s Class A Voting Common Stock, $.01 par value per share, the Company’s Class B Non-Voting Common Stock, $.01 par value per share, and any capital stock of the Company which is (a) not preferred as to dividends or assets over any other class of stock of the Company, (b) not subject to redemption or (c) issued to the holders of shares of Common Stock upon any reclassification thereof.

Section 2.8                                    Company.  Interface Security Systems Holdings, Inc. and any successor thereto.

Section 2.9                                    Disposition Event.  Disposition Event shall mean:

(a)                                 any sale or change in ownership of all or substantially all of the assets of the Company, Target or GAC.  A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in Treas. Reg. § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired within the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

(b)                                 any merger or consolidation of the Company, or any transaction as a result of which the Company is acquired by the purchase of all or substantially all of its Common Stock, as a result of which, in each such case, the holders of a majority of the Common Stock before such merger, consolidation or sale cease to hold, directly or indirectly, a majority of the common stock of the Company or its successor immediately following such merger, consolidation or sale;

(c)                                  any merger or consolidation of Target (other than a merger or consolidation of the Company and Target or a merger of Target with another of the Company’s existing Subsidiaries), or any transaction as a result of which the Target is acquired by the purchase of all or substantially all of its membership interests, as a result of which, in each such case, the holders of a majority of the membership interests of the Target before such merger, consolidation or sale cease to hold, directly or indirectly, a majority of the membership interests of the Target or common stock of the Target or its successor immediately following such merger, consolidation or sale; or

(d)                                 any Qualified Public Offering.

Section 2.10                             Exchange Act.  The Securities Exchange Act of 1934, as amended, or any successor statute.

Section 2.11                             Effective Date.  The Effective Date of the Plan shall be April 1, 2007.

Section 2.12                             Employee.  Any full-time, regular-benefit, non-bargaining employee of the Company.

Section 2.13                             ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 2.14                             GAC.  The Greater Alarm Company, Inc., a California corporation.

Section 2.15                             Good Reason.  With respect to any Participant, without such Participant’s written consent, (i) the Participant is assigned duties materially inconsistent with his position, duties, responsibilities and status with the Company during the six months immediately preceding a Disposition Event, or the Participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the six months immediately preceding a Disposition Event, (ii) the Company materially reduces the Participant’s annual base salary or target incentive opportunity under the Company’s annual incentive plan, or materially reduces the Participant’s target incentive opportunity under any other long-term incentive plan maintained by the Company, each such target incentive opportunity as in effect during the six months period immediately prior to the Disposition Event, or as the same may be increased from time to time, unless such target incentive opportunity is replaced by a substantially equivalent substitute opportunity, (iii) the Company materially reduces the aggregate level of employee benefits offered to the Participant from those in effect during the six months immediately preceding the Disposition Event, or as the same may be increased from time to time, other than any reduction applicable to all eligible Employees, or (iv) the Company requires the Participant regularly to perform his duties of employment beyond a 50-mile radius from the location of the Participant’s employment immediately prior to the Disposition Event; provided, however, that any such termination shall not be treated as termination for Good Reason unless the Participant shall have delivered a written notice to the Company within ninety (90) days of the initial existence of the factual basis for such termination stating his intention to terminate his employment for Good Reason, specifying the factual basis for such termination and affording the Company the opportunity for thirty (30) days thereafter to cure the underlying reason, if any, for such termination.  Such termination must occur within a period of time that does not exceed two (2) years from the initial existence of any of the Good Reason conditions specified above.

Section 2.16                             Incentive Bonus Pool.  The aggregate amount available for payment of benefits under the Plan, as determined in Article IV based on the amount of the Investor Disposition Proceeds.

Section 2.17                             Incentive Units.  The memorandum record of a Participant’s Award, that is used to determine each Participant’s proportionate share of the Incentive Bonus Pool.  A maximum of 100 Incentive Units are available for Awards under the Plan.

Section 2.18                             Investors.  The stockholders of the Company in effect immediately prior to the date of a Disposition Event.

Section 2.19                             Investor Capital.  The cumulative amount of (i) the purchase price originally paid to the Company for all outstanding shares of Preferred Stock and Common Stock up to the date immediately prior to the date of the Disposition Event plus (ii) any other equity capital contributions made by the Investors to the Company during such period (credited from the date such capital contributions are actually provided).

Section 2.20                             Investor Disposition Proceeds.  With respect to any Disposition Event, the total proceeds therefrom payable with respect to the shares of Preferred Stock and Common Stock purchased by the Investors at any time during the period beginning December 13, 2001 through the date ending immediately prior to the date of a Disposition Event, and with respect to any shares of Preferred Stock issued as a PIK Dividend during such period which are attributable to such shares of Preferred Stock; provided, that any securities included in such proceeds shall be valued at the Market Value thereof as of the date of the Disposition Event; provided further, that with respect to a Disposition Event that is a public offering, the proceeds payable with respect to each share of Common Stock shall be deemed to be equal to the net offering price per share of Common Stock payable in such public offering; provided further, that any calculation of Investor Disposition Proceeds shall include for the determination thereof in the shares of Common Stock outstanding as of the occurrence of the Disposition Event any outstanding stock options or shares of restricted stock of the Company the vesting of which accelerates in connection with such Disposition Event.

Section 2.21                             Market Value.  With respect to any class of securities as of any date, (a) the applicable number of shares or units of such security as of such date multiplied by (b) the fair market value per share or unit of such security as of such date.

Section 2.22                             Participant.  An individual who qualifies as such pursuant to Section 3.1.

Section 2.23                             Performance Return Threshold.  For purposes of determining the amount allocated to the Incentive Bonus Pool, the aggregate Investor Disposition Proceeds (net of any expense attributable to the benefits under this Plan) must exceed three (3.0) times the cumulative amount of Investor Capital determined immediately prior to the Disposition.

Section 2.24                             PIK Dividend.  The term defined in the Company’s Certificate of Incorporation, as amended and in effect from time to time.

Section 2.25                             Plan.  The Interface Security Systems Holdings, Inc. Long-Term Incentive Plan.

Section 2.26                             Preferred Stock.  The Company’s Class A Preferred Stock, $1.00 par value per share, the Company’s Class B Preferred Stock, $1.00 par value per share, Class C Preferred Stock, $1.00 par value per share, the Company’s Class D Preferred Stock, $1.00 par value per share, Class E Preferred Stock, $1.00 par value per share, and any capital stock of the Company which is (a) preferred as to dividends or assets over any other class of stock of the Company, (b) subject to redemption or (c) issued to the holders of shares of Preferred Stock upon any reclassification thereof.

Section 2.27                             Qualified Public Offering.  The Company’s underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which not less than $20,000,000 of gross proceeds from such public offering are received by the Company for the account of the Company.

Section 2.28                             Securities Act.  The Securities Act of 1933, as amended, or any successor statute.

Section 2.29                             Subsidiary.  Any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation’s outstanding shares of capital stock.

Section 2.30                             Target.  Interface Security Systems, L.L.C., a Louisiana limited liability company and a Subsidiary of the Company.

ARTICLE III.  ELIGIBILITY

Section 3.1                                    Participation.  Participants in the Plan are officers or employees of the Company or an Affiliate who have been designated by the Committee and have signed an Award agreement acknowledging the terms and conditions of the Plan.

Section 3.2                                    Duration of Participation.  A Participant shall only cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VI of the Plan, or when he or she ceases to be an Employee or no longer qualifies as a Participant under Section 3.1, unless, at the time he or she ceases to be an Employee or no longer qualifies as a Participant under Section 3.1, such Participant is entitled to payment of benefits as provided in the Plan or there has been an event or occurrence constituting Good Reason that would enable the Participant to terminate his employment and receive benefits under the Plan.  A Participant entitled to payment of amounts under the Plan shall remain a Participant in the Plan until the full amount of such benefits payable under the Plan have been paid to the Participant.

Section 3.3                                    Awards.  From time to time, the Committee may make Awards of Incentive Units according to standards established by the Committee for Awards of such rights.  The number of Incentive Units provided under any Award shall be specified in each Participant Agreement and shall be recorded in the Committee’s records for purposes of determining the value of the Participant’s Account Balance.  Awards may be granted to any Employee who has been designated as a Participant up to an aggregate of 100 Incentive Units for all Participants.  Any Award granted to a Participant who ceases to be employed prior to a Disposition Event shall terminate and be forfeited.  If any Award terminates prior to a Disposition Event, the number of Incentive Units subject to that Award shall again become available for grant as subsequent Awards.  Incentive Units reserved hereunder are intended solely to be used as a measurement reference and all Incentive Units awarded under this Plan shall be settled in cash.

ARTICLE IV. DISPOSITION EVENT BENEFITS

Section 4.1                                    Benefits.  Upon a Disposition Event, provided Participant continues to be an Employee of Company or an Affiliate, or, in the event a Participant’s employment is terminated by the Company or by Target other than for Cause (or by Participant for Good Reason) within six months prior to a Disposition Event, but subsequent to such time as negotiations or discussions which ultimately lead to a Disposition Event have commenced, Participant shall be entitled to payment of the benefits provided in Section 4.3.  Participant shall have no right to any benefit under this Plan unless and until a Disposition Event occurs and unless and until the Performance Return Threshold has been attained and results in an allocation to the Incentive Bonus Pool.

Section 4.2                                    Allocation by the Company to the Incentive Bonus Pool.  The Company shall allocate the following amounts to the Incentive Bonus Pool upon the occurrence of a Disposition Event:

(a)                                 An amount equal to 90 percent of the first $7,777,778 of Investor Disposition Proceeds in excess of the Performance Return Threshold, not to exceed an amount equal to $7,000,000;

(b)                                 An amount equal to 10 percent of each additional dollar of Investor Disposition Proceeds in excess of $7,777,778 above the Performance Return Threshold.

Section 4.3                                    Distribution of the Incentive Bonus Pool.  Payment of the value attributable to a Participant’s Incentive Units will be paid in cash on the date the Disposition Event occurs.  The value of each Incentive Unit will be the value of the Incentive Bonus Pool divided by the total outstanding Incentive Units awarded under the Plan.  In the case of a qualifying Disposition Event that constitutes a change in the ownership of a corporation, within the meaning of Treas. Regs § 1.409A-3(i)(5)(v) or a change in the ownership of a substantial portion of the a corporation’s assets, within the meaning of Treas. Regs § 1.409A-3(i)(5)(vii), any portion of the Investor Disposition Proceeds that is contingent or is paid to the Investors as additional consideration after the closing date of the Disposition Event will result in an additional allocation (to the extent provided in Section 4.2 hereof) to and distribution from the Incentive Bonus Pool (“Transaction Based Compensation Payments”) on the same schedule and under the same terms and conditions as the Investors receive any such additional Investor Disposition Proceeds.  Additional Transaction Based Compensation Payments will be payable only to the extent any such Transaction Based Compensation Payment is paid not later than five years after the qualifying Disposition Event.

Section 4.4                                    Additional Conditions to Payments by the Company.

(a)                                 Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that all or any portion of the benefit payment under this Plan would be an “excess parachute payment” (as defined in Section 280G of the Code) subject to an excise tax under Section 4999 of the Code, then the Participants shall only be entitled to receive such benefit payments contingent on the approval of such payments by more than 75% of the stockholders of the Company (other than Participants) as is required by the terms of Section 280G(b)(5)(B) of the Code, in a manner that satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the Treasury Regulations promulgated thereunder, including (without limitation) Q&A-7 of Treas. Regs. § 1.280G-1.  For purposes of clarity and to avoid any potential disputes, the portion of the benefits payments provided under the Plan that would not constitute excess parachute payments in the absence of stockholder approval shall not be contingent on stockholder approval.  In the event of a Disposition Event the Company will prepare and submit appropriate disclosures and seek to obtain stockholder approval in a timely manner that satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the Treasury Regulations promulgated thereunder, including (without limitation) Q&A-7 of Treas. Regs. § 1.280G-1.

(b)                                 Subject to the provisions of Section 4.4(c), all determinations required to be made under this Section 4.4, including whether and when stockholder approval as a condition to payment of all or any portion of the benefits under this Plan is required, the determination and calculation of whether an excess parachute payment will be triggered and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm designated by the Company (the “Accounting Firm”).  The Accounting Firm shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from a Participant or the Company that there has been a Disposition Event or such earlier time as is requested by the Company.  In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Disposition Event, the Company may, but shall not be required to, appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any required disclosures and stockholder solicitation, as determined pursuant to this Section 4.4, shall be distributed to stockholders within 10 days of the receipt of the Accounting Firm’s determination.  Any determination by the Accounting Firm shall be binding upon the Company and the Participant.

Section 4.5                                    Disposition Event Required.  The provisions of this Article IV shall be applicable upon and after a Disposition Event has occurred, but not prior thereto.

ARTICLE V.  DURATION, AMENDMENT AND TERMINATION

Section 5.1                                    Duration.  If a Disposition Event has not occurred, this Plan shall expire on April 1, 2012; provided that upon such date and each annual anniversary of such date thereafter (each such annual anniversary a “Renewal Date”), the Plan shall be extended for an additional year, unless pursuant to a resolution adopted by the Committee prior to the Renewal Date the Company determines not to so extend the Plan.  If a Disposition Event occurs while this Plan is in effect, this Plan shall continue in full force and effect for at least two years following such Disposition Event, and shall not terminate or expire until after all Participants who become entitled to any payments hereunder shall have received such payments in full.

Section 5.2                                    Amendment or Termination.  The Committee may amend or terminate this Plan at any time, including amending the eligibility to participate in the Plan of Employees who are not existing Participants; provided that this Plan may not be amended or terminated in a manner adverse to Participants as of the date of the amendment or termination without one year’s advance written notice of such amendment or termination (including modifying the eligibility of Employees who are already Participants to participate in the Plan) or the written consent of the affected Participants.

Section 5.3                                    Procedure for Extension, Amendment or Termination.  Any extension, amendment or termination of this Plan by the Committee in accordance with this Article VI shall be made by action of the Committee in accordance with the Company’s charter and by-laws and applicable law.

ARTICLE VI.  MISCELLANEOUS

Section 6.1                                    Default in Payment.  Any payment not made within 15 days after it is due in accordance with this Plan shall thereafter bear interest, compounded annually, at the prime rate then in effect as published in the Wall Street Journal or any successor thereto.

Section 6.2                                    No Assignment.  No interest of any Participant or spouse of any Participant or any other beneficiary under this Plan, or any right to receive payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, a Participant or spouse of a Participant or other beneficiary, including for alimony.

Section 6.3                                    Disputes.  As a condition to Participation, Participant shall be required to agree to the arbitration provisions of this Section 6.3.  Any controversy, claim or dispute of whatever nature arising between the parties arising out of or relating to this Plan or the construction, interpretation, performance, breach, termination, enforceability or validity of this Plan or the arbitration provisions contained in this Plan, including the determination of the scope of the agreement to arbitrate, shall be determined by arbitration in Dallas, Texas, by one arbitrator in accordance with the Executive Employment Arbitration Rules of the American Arbitration Association (the “AAA”), except that (a) every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who has practiced law for at least 15 years, specializing in either executive compensation or general corporate and commercial matters, with experience in the field of executive compensation and (ii) who has had experience, and is generally available to serve, as an arbitrator, and (b) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA as well as any person selected by the AAA to serve as an arbitrator by administrative appointment.  In the event the parties cannot agree on the selection of the arbitrator from the one or more lists submitted by the AAA within 30 days after the AAA transmits to the parties its first list of potential arbitrators, the parties will be given an opportunity to submit names of potential arbitrators who are not on the AAA lists and choose an arbitrator under the same procedure.  In the event the parties still cannot agree on the selection of the arbitrator, the selection of the arbitrator shall be made by the AAA from the remaining nominees in accordance with the parties’ mutual order of preference, or by random selection in the absence of a mutual order of preference.  The arbitrator(s) shall base their award on applicable law and judicial precedent, shall include in such award the findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The prevailing party in any such arbitration shall be entitled to an award of reasonable out-of-pocket expenses, including legal fees and expenses, incurred in connection with the resolution of the dispute, to enforce this Plan or to construe, or to determine or defend the validity of, this Plan or otherwise in connection herewith.

Section 6.4                                    Effect on Other Plans, Agreements and Benefits.  Except to the extent expressly set forth herein, any benefit or compensation to which a Participant is entitled under any agreement between the Participant and the Company or any of its Subsidiaries or under any plan maintained by the Company or any of its Subsidiaries in which the Participant participates or participated shall not be modified or lessened in any way by this Plan, but shall be payable according to the terms of the applicable plan or agreement.

Section 6.5                                    Notice.  For the purpose of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when actually delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its corporate headquarters address, and to the Participant (at the last address of the Participant on the Company’s books and records), provided that all notices to the Company shall be directed to the attention of the Committee with a copy to the Secretary.

Section 6.6                                    Employment Status.  This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an Employee or change the status of the Participant’s employment or the policies of the Company and its Affiliates regarding termination of employment.

Section 6.7                                    Named Fiduciary; Administration.  The Company is the named fiduciary of the Plan, and shall administer the Plan, acting through the Committee, or its delegate.

Section 6.8                                    Unfunded Plan Status.  This Plan is intended to be an unfunded bonus plan maintained for a select group of management or highly compensated employees, within the meaning of Section 401 of ERISA.  All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment.  No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan.

Section 6.9                                    Validity and Severability.  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.10                             Governing Law.  The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Delaware, without reference to principles of conflict of law, except to the extent pre-empted by federal law.

Section 6.11                             Execution.  To record the adoption of the Plan by the Committee, the Company has caused its authorized officer to execute the Plan as of the date specified below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, upon authorization of the Compensation Committee of the Board of Directors, the undersigned has caused the amendment and restatement of the Interface Security Systems Holdings, Inc. Long-Term Incentive Plan to be executed effective as of the 1st day of April, 2007.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By:	/s/ Michael Shaw

Name:	Michael Shaw

Title:	Chief Executive Officer